Exhibit 99.1

WHITEWAVE FOODS REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•	Reported Net Sales Increased 3% & Adjusted Constant Currency Net Sales Increased 4% in Q4 2016

•	Reported Net Sales & Adjusted Constant Currency Net Sales Both Increased 9% in Full Year 2016

•
Reported Diluted Earnings Per Share Increased 30% to $0.34 in Q4 2016; Adjusted Constant Currency Diluted Earnings per Share Increased 13% to $0.40, Excluding China Joint Venture Investments in Q4 2016

•
Reported Diluted Earnings Per Share Increased 26% to $1.18 in Full Year 2016; Adjusted Constant Currency Diluted Earnings per Share Increased 19% to $1.42, Excluding China Joint Venture Investments in Full Year 2016

DENVER, Colo. - February 16, 2017 - The WhiteWave Foods Company (NYSE: WWAV) today reported financial results for the fourth quarter and year ended December 31, 2016.

Financial Summary:	Three Months Ended December 31,			Year Ended December 31,
In millions, except EPS	2016	2015	% Change*	2016	2015	% Change*

Total Net Sales
Reported	$1,055	$1,028	+3%	$4,198	$3,866	+9%
Adjusted	$1,055	$1,028	+3%	$4,198	$3,867	+9%
Adjusted Constant Currency	$1,066	$1,028	+4%	$4,228	$3,867	+9%
Adjusted Organic Constant Currency	$1,062	$1,028	+3%	$4,071	$3,867	+5%

Total Operating Income
Reported	$108	$92	+17%	$402	$332	+21%
Adjusted	$112	$114	-1%	$423	$375	+13%
Adjusted Constant Currency	$118	$114	+4%	$440	$375	+17%

Net Income
Reported	$62	$48	+30%	$215	$168	+27%
Adjusted	$66	$62	+7%	$234	$201	+16%
Adjusted, excluding China J.V.	$69	$65	+7%	$245	$214	+14%

Diluted Earnings per Share (EPS)
Reported	$0.34	$0.26	+30%	$1.18	$0.94	+26%
Adjusted	$0.36	$0.34	+6%	$1.29	$1.12	+16%
Adjusted, excluding China J.V.	$0.38	$0.36	+6%	$1.35	$1.19	+14%
Adj. Constant Currency, excluding China J.V.	$0.40	$0.36	+13%	$1.42	$1.19	+19%

EBITDA
Adjusted	$150	$149	+1%	$582	$508	+15%
Adjusted, excluding China J.V.	$154	$152	+1%	$594	$522	+14%
Adj. Constant Currency, excluding China J.V.	$160	$152	+5%	$611	$522	+17%
*Certain change percentages may not recalculate using the rounded dollar amounts provided
WhiteWave’s fourth quarter 2016 reported diluted earnings per share was $0.34 and adjusted diluted earnings per share was $0.38, excluding investments in its China joint venture. Including joint venture investments, WhiteWave reported fourth quarter 2016 adjusted diluted earnings per share of $0.36. Full year 2016 reported diluted earnings per share was $1.18 and adjusted diluted earnings per share was $1.35, excluding investments in its China joint venture. Including joint venture investments, WhiteWave reported full year 2016 adjusted diluted earnings per share of $1.29.

Fourth quarter 2016 net sales were $1.1 billion, a 3 percent increase from net sales of $1.0 billion in fourth quarter 2015. On a constant currency basis, net sales increased 4 percent in fourth quarter 2016 from fourth quarter 2015, with acquisitions contributing approximately 1 percentage point of the increase. Excluding Fresh Foods platform sales, fourth quarter 2016 constant currency net sales increased 5 percent from fourth quarter 2015, with acquisitions contributing approximately 1 percentage point of the increase.
Full year 2016 net sales were $4.2 billion, a 9 percent increase from net sales of $3.9 billion in full year 2015. On a constant currency basis, net sales increased 9 percent in full year 2016 from adjusted net sales in full year 2015, with acquisitions contributing approximately 4 percentage points of the increase. Excluding Fresh Foods platform sales, full year 2016 constant currency net sales increased 12 percent from full year 2015, with acquisitions contributing approximately 5 percentage points of the increase. Net sales in 2016 were driven by organic growth and contributions from acquisitions and partially offset by unfavorable currency translations and lower sales in the Fresh Foods platform.
Reported operating income in fourth quarter 2016 increased 17 percent to $108 million and decreased 1 percent on an adjusted basis to $112 million, compared to fourth quarter 2015. Full year 2016 reported operating income increased 21 percent to $402 million and increased 13 percent on an adjusted basis to $423 million, compared to full year 2015. On a constant currency basis, adjusted operating income increased 4 percent in fourth quarter 2016 and increased 17 percent in full year 2016, over the same periods in 2015.
Financial results reflect operating difficulties experienced in the Fresh Foods platform that totaled approximately $25 million of additional costs during fourth quarter 2016. The cost increase was driven by elevated supply chain costs and lower than planned sales volumes that led to excess supply of organic leafy greens and produce. This resulted in lower realized net sales and higher costs, since the majority of organic supply is procured externally under fixed arrangements during the winter season.
“We are pleased with the overall financial results our broad portfolio delivered in 2016, with continued strong growth in our coffee creamers and beverages and diversified plant-based product portfolios in the Americas and Europe. Our Fresh Foods platform, however, continues to struggle with the after effects of our fourth quarter 2015 SAP implementation, and improving Fresh Foods performance is a key focus area,” said Gregg Engles, chairman and chief executive officer. “Our teams are focused on delivering even stronger results in 2017, while we continue to work toward closing our pending merger with Danone. We remain confident in the underlying strength of our market-leading brands positioned in on-trend and growing categories, and continue to believe our pending merger with Danone will create the perfect strategic alliance to maximize the long-term global growth of our brands and optimize the profit potential of WhiteWave’s businesses.”
AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of four platforms: Plant-based Foods and Beverages, Fresh Foods, Premium Dairy, and Coffee Creamers and Beverages. Fourth quarter 2016 net sales for Americas Foods & Beverages were $917 million, an increase of 3 percent compared to fourth quarter 2015. On a constant currency basis, segment net sales increased 3 percent in fourth quarter 2016 from fourth quarter 2015, with acquisitions contributing approximately 1 percentage point of the increase. Excluding Fresh Foods platform sales, fourth quarter 2016 constant currency segment net sales increased 3 percent from fourth quarter 2015.

Full year 2016 segment net sales were $3.6 billion, an increase of 9 percent compared to full year 2015. On a constant currency basis, segment net sales increased 9 percent in full year 2016 from full year 2015 adjusted net sales, with acquisitions contributing approximately 5 percentage points of the increase. Excluding Fresh Foods platform sales, constant currency segment net sales increased 11 percent in full year 2016 from full year 2015, with acquisitions contributing approximately 6 percentage points of the increase.
Reported segment operating income increased 24 percent in fourth quarter 2016 and increased 22 percent in full year 2016, over the same periods in 2015. On an adjusted basis, segment operating income decreased 1 percent in fourth quarter 2016 and increased 14 percent in full year 2016, over the same periods in 2015. Segment operating results were impacted by operational challenges in the Fresh Foods platform that resulted in approximately $25 million of higher costs during fourth quarter 2016 related to elevated supply chain and other higher costs due to an excess supply of organic leafy greens and produce.

Americas Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change*	2016	2015	% Change*
Reported Net Sales	$917	$893	+3%	$3,620	$3,334	+9%
Adjusted Net Sales	$917	$893	+3%	$3,620	$3,334	+9%
Adjusted Constant Currency Net Sales	$917	$893	+3%	$3,623	$3,334	+9%
Adj. Organic Constant Currency Net Sales	$913	$833	+2%	$3,467	$3,133	+4%

Reported Segment Operating Income	$117	$94	+24%	$438	$359	+22%
Adj. Segment Operating Income	$113	$114	-1%	$439	$387	+14%
Adj. Constant Currency Segment Op. Inc.	$113	$114	-1%	$440	$387	+14%
*Certain change percentages may not recalculate using the rounded dollar amounts provided
Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® beverages and yogurts, So Delicious® beverages, frozen desserts and yogurts, and Vega® nutritional products. Platform net sales increased 3 percent in fourth quarter 2016 and increased 16 percent in full year 2016, over the same periods in 2015.
Platform net sales in fourth quarter 2016 were driven by continued robust growth in plant-based yogurts and nutritional products. Plant-based beverages sales and market share performance were pressured in fourth quarter due to the continued effects from a third quarter 2016 Silk packaging design change that impacted shelf presence and brand shoppability, and reduced levels of marketing investments. New Silk packaging began shipping in late fourth quarter 2016, with a complete shelf set transition expected by the end of first quarter 2017. WhiteWave launched new Silk brand marketing in early 2017 supporting its new beverage packaging, recent beverage innovations and plant-based yogurts.
Growth in WhiteWave’s collective plant-based categories remained robust, increasing 11 percent in fourth quarter 2016. Nut-based beverages grew 9 percent, frozen desserts and novelties increased 48 percent, yogurts grew 60 percent and nutritionals were up over 90 percent in fourth quarter 2016. WhiteWave continues to be the leader across all plant-based categories in which it participates.
WhiteWave recently introduced new plant-based innovations including Silk protein-enhanced nut-based milks and large size bottles, almond-based yogurts and Vega ready-to-drink nutritional shakes and protein bars. WhiteWave’s 2017 innovation plans include additional frozen dessert items, as well as entry into new plant-based categories.

Fresh Foods
The Fresh Foods platform consists of the Earthbound Farm® brand, which includes organic salads, fruits and vegetables. Platform net sales declined 1 percent in fourth quarter 2016 from fourth quarter 2015 and declined 4 percent in full year 2016 from full year 2015 net sales. Sales declines in 2016 were primarily the result of lower distribution levels following shipping, customer service and other business disruptions experienced since fourth quarter 2015 related to an initial installation of SAP. The organic packaged salad category continued to grow in fourth quarter 2016, increasing 7 percent excluding the Earthbound Farm brand.
Premium Dairy
The Premium Dairy platform includes Horizon Organic® milk and dairy products, macaroni and cheese, and snacks, and Wallaby® organic yogurts and kefir beverages. Platform net sales decreased 1 percent in fourth quarter 2016 and increased 7 percent in full year 2016, over the same periods in 2015. Sales of organic fluid milk were essentially flat in fourth quarter 2016, compared to fourth quarter 2015, and in line with management expectations. The organic milk category continues to experience excess supply and historically high price gaps to conventional milk. The balance of platform sales performance in fourth quarter 2016 was impacted by difficult distribution overlaps in organic yogurts from prior year and a significant increase in the number of products and participants in the organic and better-for-you meals and snack categories from the prior year.
WhiteWave continues to build distribution of Sir BananasTM bananamilks including the launch of new single-serve products, and plans to roll-out new innovations in value-added milks, yogurts and snacks over the balance of 2017.
Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half-and-half dairy creamers under the LAND O LAKES® and Horizon Organic brands. Platform net sales increased 7 percent in fourth quarter 2016 and 10 percent in full year 2016, over the same periods in 2015.
Robust topline growth was driven by volume increases and strong sales performance across WhiteWave’s broad portfolio of flavored creamers, plant-based creamers, half-and-half dairy creamers, and iced coffee beverages. Continued distribution expansion and velocity increases drove strong market share performance in WhiteWave’s coffee creamers in fourth quarter 2016.
Platform innovations continue to perform well, including Simply Pure® all-natural creamers, StôkTM cold-brew iced coffee beverages and International Delight larger-size package offerings. WhiteWave recently launched International Delight One Touch Latte, a self-frothing creamer that turns a cup of coffee into a delicious latte within seconds with the press of a button.
EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of plant-based foods and beverages that are sold primarily under the Alpro® brand. Segment net sales increased 3 percent on a reported basis and 11 percent on a constant currency basis in fourth quarter 2016, compared to fourth quarter 2015. Full year 2016 segment net sales increased 9 percent on a reported basis and 13 percent on a constant currency basis, compared to full year 2015. Increased segment net sales were driven by strong growth across the portfolio of beverages, plant-based yogurts and culinary products, including recent innovations. Growth in the segment continues to be primarily volume based. The Europe plant-based category continued to grow at double-digit rates in 2016.
Reported segment operating income decreased 7 percent in fourth quarter 2016 and increased 2 percent in full year 2016, compared to prior year periods due to currency translation. On a constant currency basis, segment operating income increased 27 percent in fourth quarter 2016 and increased 25 percent for full year 2016, over the same periods in 2015. Constant currency segment operating margin increased over 130 basis points in full year 2016, driven by continued scale leverage, favorable sales mix, increased internal production levels and other operating efficiencies after increased depreciation levels and additional supply chain transition costs related to ongoing capacity expansion projects.

Europe Foods & Beverages Segment Summary
In millions	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change*	2016	2015	% Change*
Reported Net Sales	$138	$134	+3%	$578	$532	+9%
Constant Currency Net Sales	$149	$134	+11%	$604	$532	+13%

Reported Segment Operating Income	$16	$17	-7%	$69	$68	+2%
Adjusted Segment Operating Income	$16	$18	-8%	$69	$68	+2%
Adj. Constant Currency Segment Op. Inc.	$22	$18	+27%	$85	$68	+25%
*Certain change percentages may not recalculate using the rounded dollar amounts provided
“We were able to deliver solid operating performance in 2016, despite the operational issues we faced in our Fresh Foods platform, executional challenges with our Silk beverages, and lower than planned levels of marketing investments during the year,” said Blaine McPeak, executive vice president and chief operating officer. “We are applying the appropriate resources and taking the right actions to improve the performance of our businesses and brands throughout 2017. The issues we began experiencing in our Americas plant-based beverages after the packaging change last year are showing signs of stabilization, and we are executing plans to build on that positive momentum. This includes rolling out revised Silk packaging and launching new marketing campaigns, along with exciting new category innovations. We look forward to completing our upcoming partnership with Danone and leveraging the global resources and capabilities this combination will provide to further accelerate all our growth plans and initiatives.”
FORWARD OUTLOOK
WhiteWave is not providing operating or financial guidance for 2017 due to its pending merger with Danone S.A.
OTHER ITEMS
Danone Merger
Danone S.A. and WhiteWave entered into a definitive merger agreement on July 6, 2016, under which Danone will acquire WhiteWave for $56.25 per share in an all-cash transaction, representing a total enterprise value of approximately $12.5 billion, including debt and other WhiteWave liabilities. The closing of the merger is subject to the satisfaction of customary conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”). The United States Department of Justice (“DOJ”) continues to review the merger under the HSR Act. As we previously announced and in accordance with the merger agreement, WhiteWave and Danone elected on January 6, 2017 to extend the long stop date by 90 days to facilitate the completion of the DOJ’s review. We are targeting completion of the merger in first quarter 2017, although there can be no assurance regarding timing of completion of regulatory processes.

CONFERENCE CALL
WhiteWave is not hosting a fourth quarter and full year 2016 management conference call or webcast due to its pending merger with Danone S.A.
ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce. It sells products primarily in North America, Europe and through a joint venture in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega® plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® and Wallaby Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®. To learn more about WhiteWave, visit www.whitewave.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projections of net sales, the expected timeline for the completion of our merger with Danone S.A., our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of IPP, Vega, Wallaby and other business acquisitions, the expected financial impact of our investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Completion of our contemplated merger with Danone S.A. is subject to the satisfaction of certain closing conditions, including receipt of required regulatory approvals, and we cannot be certain that we will be able to satisfy or obtain a waiver of the conditions. The company’s operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products, the success and timing of actions to strengthen our Fresh Foods and Plant-based Foods and Beverages platforms after challenges in the second half of 2016, the company’s ability to access capital under its credit facilities or otherwise, the timing of the completion of our contemplated merger with Danone S.A., the disruption to our business caused by the contemplated merger and the risk of stockholder litigation relating to the contemplated merger, many of which are beyond the company’s control and which are described in the company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products and successful packaging redesign plans. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Any forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as net sales, operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”); non-recurring transaction, transition and integration planning costs related to acquisitions, mergers, and other investments; SAP transition costs; non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges and amortization related to foreign exchange contracts; costs incurred to manage, and losses incurred on our investment in the China joint venture; and with respect solely to the adjusted EBITDA calculation, other non-cash charges related to stock-based compensation expense. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.
Basis of Presentation
Certain financial measures in this release are presented on an organic basis, as well as non-GAAP measures that include results provided on a constant currency basis and adjusted basis.
Organic Results
Results presented on an organic basis for three months ended December 31, 2016 exclude the operating results of Innovation Packaging and Process, S.A. de C.V. ("IPP"). Results presented on an organic basis for twelve months ended December 31, 2016 exclude the operating results of IPP since the June 2, 2016 date of acquisition, the operating results of Wallaby through August 31, 2016, the operating results of Vega through July 31, 2016, and the operating results of EIEIO through May 31, 2016.
Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.
Adjusted Results
Segment financial results for the three and twelve months ended December 31, 2015 and 2016 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, acquisition related non-recurring transaction and integration planning costs, and SAP transition costs; and for the three and twelve months ended December 31, 2015 in the Europe Foods & Beverages segment are adjusted to exclude non-recurring acquisition transaction costs related to intercompany activities. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.
CONTACTS

Investor Relations:        Media:
Dave Oldani            Molly Keveney
+1 (303) 635-4747        +1 (303) 635-4529

The WhiteWave Foods Company
Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended December 31,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$1,055,158	$1,027,633
Cost of sales	707,556	690,232
Gross profit	347,602	337,401
Operating expenses:
Selling, distribution and marketing	166,302	176,068
General and administrative	73,543	69,311
Total operating expenses	239,845	245,379
Operating income	107,757	92,022
Other (income)/expense:
Interest expense	18,411	19,547
Other (income)/expense, net	713	(994)
Total other expense	19,124	18,553
Income before income taxes	88,633	73,469
Income tax expense	23,120	23,681
Income before loss in equity method investments	65,513	49,788
Loss in equity method investments	3,365	2,208
Net income	$62,148	$47,580

Weighted average common shares:
Basic	177,230,773	176,169,675
Diluted	181,645,816	180,230,928

Net income per share:
Basic	$0.35	$0.28
Diluted	$0.34	$0.26

The WhiteWave Foods Company
Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Year ended December 31,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$4,198,099	$3,866,295
Cost of sales	2,745,203	2,543,030
Gross profit	1,452,896	1,323,265
Operating expenses:
Selling, distribution and marketing	729,520	705,924
General and administrative	321,627	285,135
Total operating expenses	1,051,147	991,059
Operating income	401,749	332,206
Other expense:
Interest expense	69,183	58,127
Other expense, net	5,381	6,343
Total other expense	74,564	64,470
Income before income taxes	327,185	267,736
Income tax expense	102,410	87,908
Income before loss in equity method investments	224,775	179,828
Loss in equity method investments	10,221	11,435
Net income	$214,554	$168,393

Weighted average common shares:
Basic	176,984,906	175,511,811
Diluted	181,174,379	180,084,949

Net income per share:
Basic	$1.21	$0.96
Diluted	$1.18	$0.94

The WhiteWave Foods Company
Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	December 31, 2016	December 31, 2015
	(In thousands)
ASSETS
Cash and cash equivalents	$45,828	$38,610
Trade receivables, net of allowance of $2,639 and $2,127	283,698	257,548
Inventories	296,360	270,737
Prepaid expenses and other current assets	78,055	39,782
Total current assets	703,941	606,677
Equity method investments	19,277	30,772
Property, plant, and equipment, net	1,294,710	1,137,521
Identifiable intangible and other assets, net	1,034,893	1,038,577
Goodwill	1,416,067	1,415,322
Total Assets	$4,468,888	$4,228,869

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$539,083	$549,713
Current portion of debt and capital lease obligations	58,585	51,449
Income taxes payable	2,973	3,043
Total current liabilities	600,641	604,205
Long-term debt and capital lease obligations, net of debt issuance costs	2,081,756	2,078,940
Deferred income taxes	304,347	293,326
Other long-term liabilities	51,448	41,490
Total liabilities	3,038,192	3,017,961

Common stock	1,773	1,762
Additional paid-in capital	950,273	914,975
Retained earnings	640,259	425,705
Accumulated other comprehensive loss	(161,609)	(131,534)
Total shareholders' equity	1,430,696	1,210,908
Total Liabilities and Shareholders' Equity	$4,468,888	$4,228,869

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Year ended December 31,
	2016	2015
	(In thousands)
Operating Activities
Net income	$214,554	$168,393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138,814	120,019
Share-based compensation expense	30,411	32,489
Amortization of debt issuance costs	4,242	4,192
Unrealized (gain) loss on derivative instruments	(9,422)	8,277
Loss in equity method investments	10,221	11,435
Other	14,508	(17,156)
Net change in operating assets and liabilities, net of acquisitions	(86,847)	(12,343)
Net cash provided by operating activities	316,481	315,306

Investing Activities
Investment in equity method investments	—	(701)
Payments for acquisitions, net of cash acquired of $833 and $8,521	(17,263)	(707,605)
Proceeds from acquisition adjustments	—	346
Payments for property, plant, and equipment	(290,808)	(258,488)
Proceeds from sale of fixed assets	310	8,962
Net cash used in investing activities	(307,761)	(957,486)

Financing Activities
Debt related activities	5,508	632,179
Other financing activities	5,151	3,732
Net cash provided by financing activities	10,659	635,911
Effect of exchange rate changes on cash and cash equivalents	(12,161)	(5,361)
Increase/(decrease) in cash and cash equivalents	7,218	(11,630)
Cash and cash equivalents, beginning of period	38,610	50,240
Cash and cash equivalents, end of period	$45,828	$38,610

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2016					Three months ended December 31, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Net sales	$1,055,158	$—		$1,055,158		$1,027,633	$—		$1,027,633
Cost of sales	707,556	879	(b)	708,435		690,232	(14,098)	(a)(b)	676,134
Gross profit	347,602	(879)		346,723		337,401	14,098		351,499
Operating expenses:
Selling, distribution and marketing	166,302	3,455	(b)	169,757		176,068	(2,732)	(b)	173,336
General and administrative	73,543	(8,511)	(a)	65,032		69,311	(4,734)	(a)	64,577
Total operating expenses	239,845	(5,056)		234,789		245,379	(7,466)		237,913
Operating income	107,757	4,177		111,934		92,022	21,564		113,586
Other expense:
Interest expense	18,411	—		18,411		19,547	(1,521)	(g)	18,026
Other (income) expense, net	713	(733)	(c)	(20)		(994)	994	(c)	—
Total other expense	19,124	(733)		18,391		18,553	(527)		18,026
Income before income taxes	88,633	4,910		93,543		73,469	22,091		95,560
Income tax expense	23,120	1,931	(d)	25,051		23,681	7,854	(d)	31,535
Income before loss in equity method investments	65,513	2,979		68,492		49,788	14,237		64,025
Loss in equity method investments	3,365	(830)	(c)	2,535		2,208	—		2,208
Net income	$62,148	$3,809		$65,957		$47,580	$14,237		$61,817

Earnings per Share:
Basic				$0.37					$0.35
Diluted				$0.36					$0.34
Weighted Average Common Shares:
Basic				177,230,773					176,169,675
Diluted				181,645,816					180,230,928

Adjusted net income excluding China joint venture activities:
Adjusted net income				$65,957					$61,817
Corporate related joint venture expenses, net of tax				828	(e)				672	(e)
Loss in China joint venture equity method investment				2,373	(f)				2,065	(f)
Adjusted net income excluding China joint venture activities				$69,158					$64,554

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.39					$0.37
Diluted				$0.38					$0.36

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended December 31, 2016				Three months ended December 31, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$917,085	$—		$917,085	$893,268	$—		$893,268
Europe Foods & Beverages	138,073	—		138,073	134,365	—		134,365
Total net sales	$1,055,158	$—		$1,055,158	$1,027,633	$—		$1,027,633

Operating income:
Americas Foods & Beverages	116,511	(3,538)	(a)(b)	$112,973	93,799	20,028	(a)(b)	$113,827
Europe Foods & Beverages	16,144	—		16,144	17,440	194	(a)	17,634
Total reportable segment operating income	132,655	(3,538)		129,117	111,239	20,222		131,461
Corporate and other	(24,898)	7,715	(a)	(17,183)	(19,217)	1,342	(a)	(17,875)
Total operating income	$107,757	$4,177		$111,934	$92,022	$21,564		$113,586

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
	2016		2015
	(In thousands)
Net income	$62,148		$47,580
Interest expense, net	18,411		19,547
Income tax expense	23,120		23,681
Depreciation and amortization	35,407		33,343
EBITDA	139,086		124,151
Transaction, integration & transition costs	8,457	(a)	16,477	(a)
Mark-to-market on hedging transactions & other adjustments	(2,771)	(b)(c)	2,798	(b)(c)
IPO grants & non-cash stock-based compensation	5,346	(a)(h)	5,190	(a)(h)
Adjusted EBITDA	150,118		148,616
Corporate related joint venture expenses	1,141	(e)	1,002	(e)
Loss in China joint venture equity method investment	2,373	(f)	2,065	(f)
Adjusted EBITDA excluding China joint venture activities	$153,632		$151,684

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2016					Year ended December 31, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Net sales	$4,198,099	$—		$4,198,099		$3,866,295	$750	(a)	$3,867,045
Cost of sales	2,745,203	(5,498)	(a)(b)	2,739,705		2,543,030	(15,038)	(a)(b)	2,527,992
Gross profit	1,452,896	5,498		1,458,394		1,323,265	15,788		1,339,053
Operating expenses:
Selling, distribution and marketing	729,520	10,798	(b)	740,318		705,924	(2,005)	(b)	703,919
General and administrative	321,627	(26,573)	(a)	295,054		285,135	(25,482)	(a)	259,653
Total operating expenses	1,051,147	(15,775)		1,035,372		991,059	(27,487)		963,572
Operating income	401,749	21,273		423,022		332,206	43,275		375,481
Other expense:
Interest expense	69,183	—		69,183		58,127	(1,521)	(g)	56,606
Other expense, net	5,381	(5,390)	(c)	(9)		6,343	(6,348)	(c)	(5)
Total other expense	74,564	(5,390)		69,174		64,470	(7,869)		56,601
Income before income taxes	327,185	26,663		353,848		267,736	51,144		318,880
Income tax expense	102,410	8,174	(d)	110,584		87,908	18,439	(d)	106,347
Income before loss in equity method investments	224,775	18,489		243,264		179,828	32,705		212,533
Loss in equity method investments	10,221	(830)	(c)	9,391		11,435	—		11,435
Net income	$214,554	$19,319		$233,873		$168,393	$32,705		$201,098

Earnings per Share:
Basic				$1.32					$1.15
Diluted				$1.29					$1.12
Weighted Average Common Shares:
Basic				176,984,906					175,511,811
Diluted				181,174,379					180,084,949

Adjusted net income excluding China joint venture activities:
Adjusted net income				$233,873					$201,098
Corporate related joint venture expenses, net of tax				2,652	(e)				2,450	(e)
Loss in China joint venture equity method investment				8,501	(f)				10,717	(f)
Adjusted net income excluding China joint venture activities				$245,026					$214,265

Adjusted earnings per share excluding China joint venture activities:
Basic				$1.38					$1.22
Diluted				$1.35					$1.19

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Year ended December 31, 2016				Year ended December 31, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$3,619,753	$—		$3,619,753	$3,333,732	$750	(a)	$3,334,482
Europe Foods & Beverages	578,346	—		578,346	532,563	—		532,563
Total net sales	$4,198,099	$—		$4,198,099	$3,866,295	$750		$3,867,045

Operating income:
Americas Foods & Beverages	438,496	948	(a)(b)	$439,444	359,311	27,816	(a)(b)	$387,127
Europe Foods & Beverages	69,153	—		69,153	67,506	274	(a)	67,780
Total reportable segment operating income	507,649	948		508,597	426,817	28,090		454,907
Corporate and other	(105,900)	20,325	(a)	(85,575)	(94,611)	15,185	(a)	(79,426)
Total operating income	$401,749	$21,273		$423,022	$332,206	$43,275		$375,481

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Year ended December 31,
	2016		2015
	(In thousands)
Net income	$214,554		$168,393
Interest expense, net	69,183		58,127
Income tax expense	102,410		87,908
Depreciation and amortization	138,814		120,019
EBITDA	524,961		434,447
Transaction, integration & transition costs	35,071	(a)	26,605	(a)
Mark-to-market on hedging transactions & other adjustments	(8,592)	(b)(c)	9,107	(b)(c)
IPO grants & non-cash stock-based compensation	30,376	(a)(h)	37,658	(a)(h)
Adjusted EBITDA	581,816		507,817
Corporate related joint venture expenses	3,857	(e)	3,676	(e)
Loss in China joint venture equity method investment	8,501	(f)	10,717	(f)
Adjusted EBITDA excluding China joint venture activities	$594,174		$522,210

The adjusted results differ from WhiteWave’s results under GAAP due to the following (Note: numbers herein may not recalculate to tables due to rounding):

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for IPO grants.

•	$0.1 million for the three months ended December 31, 2016

•	$1.3 million for the three months ended December 31, 2015

•	$1.0 million for the twelve months ended December 31, 2016

•	$13.2 million for the twelve months ended December 31, 2015

ii.
Elimination of non-recurring purchase accounting adjustments, transaction and integration costs or income related to merger and acquisition activities and other investments, which includes costs related to the planned merger with Danone.

Americas Foods & Beverages

•	$0.8 million of transaction and integration costs related to acquisitions for the three months ended December 31, 2016

•	$13.9 million in SAP implementation related costs and $2.3 million of other transaction and integration costs related to acquisitions for the three months ended December 31, 2015

•	$12.1 million in SAP implementation related costs and $3.7 million of other transaction and integration costs related to acquisitions for the twelve months ended December 31, 2016

•
$16.5 million in SAP implementation related costs, $7.8 million of other transaction and integration costs related to acquisitions and $0.7 million of purchase accounting adjustments for the twelve months ended December 31, 2015

Europe Foods & Beverages

•	$0.2 million in transaction costs related to acquisitions for the three months ended December 31, 2015

•	$0.3 million in transaction costs related to acquisitions for the twelve months ended December 31, 2015

Corporate

•	$7.6 million in transaction costs related to merger and acquisition, and integration planning activities for the three months ended December 31, 2016

•	$0.2 million in transaction income related to acquisitions for the three months ended December 31, 2015

•	$19.3 million in transaction costs related to merger and acquisition, and integration planning activities for the twelve months ended December 31, 2016

•	$10.0 million in transaction costs related to acquisitions and a $(7.9) million reversal of income related to purchase accounting adjustments for the twelve months ended December 31, 2015

(b) The adjustment reflects elimination of the (income)/expense related to the mark-to-market adjustment on commodity hedges.

•	$(4.3) million for the twelve months ended December 31, 2016

•	$3.8 million for the three months ended December 31, 2015

•	$(14.8) million for the twelve months ended December 31, 2016

•	$2.8 million for the twelve months ended December 31, 2015

(c) The adjustment reflects elimination of the (income)/expense related to the mark-to-market adjustment on interest rate hedges, amortization of forward points on foreign exchange contracts and other non-cash adjustments.

•	$1.5 million for the three months ended December 31, 2016

•	$(1.0) million for the three months ended December 31, 2015

•	$6.2 million for the twelve months ended December 31, 2016

•	$6.3 million for the twelve months ended December 31, 2015

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(e) The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$1.1 million ($0.8 million, net of tax) for the three months ended December 31, 2016

•	$1.0 million ($0.7 million, net of tax) for the three months ended December 31, 2015

•	$3.9 million ($2.7 million, net of tax) for the twelve months ended December 31, 2016

•	$3.7 million ($2.5 million, net of tax) for the twelve months ended December 31, 2015

(f)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$2.4 million for the three months ended December 31, 2016

•	$2.1 million for the three months ended December 31, 2015

•	$8.5 million for the twelve months ended December 31, 2016

•	$10.7 million for the twelve months ended December 31, 2015

(g) The adjustment reflects elimination of expense related to debt issuance costs written off as a result of the debt modification.

•	$1.5 million for the three months ended December 31, 2015

•	$1.5 million for the twelve months ended December 31, 2015

(h) The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$5.3 million for the three months ended December 31, 2016

•	$3.9 million for the three months ended December 31, 2015

•	$29.4 million for the twelve months ended December 31, 2016

•	$24.4 million for the twelve months ended December 31, 2015